EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE REPORTS THIRD QUARTER 2014 RESULTS

HOUSTON, November 10, 2014 – Paragon Offshore plc (“Paragon”) (NYSE: PGN) today reported a third quarter 2014 net loss of $894 million, or $10.14 per diluted share as compared to third quarter 2013 net income of $158 million, or $1.80 per diluted share. Results for the quarter include a $929 million, or $10.53 per diluted share, non-cash impairment charge related to Paragon’s three drillships in Brazil and its cold-stacked FPSO in the U.S. Gulf of Mexico and a $6.9 million, or $0.08 per diluted share, gain related to the previously disclosed repurchase of an aggregate principal amount of $50.2 million of its senior unsecured notes. Excluding the impairment and the gain, Paragon’s adjusted net income (see Reconciliation of GAAP to Non-GAAP Financial Measures table for a reconciliation to net income) was $52 million, or $0.59 per diluted share. For periods prior to Paragon’s spin-off from Noble Corporation plc (“Noble”) on August 1, 2014 (the “Spin-Off”), results of operations are based on Noble’s standard-specification business and include contributions from three standard specification rigs retained by Noble and three standard specification rigs that were sold prior to the Spin-Off. For more information regarding the Spin-Off, please see Paragon’s filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the company’s website at www.paragonoffshore.com.

“As a result of deteriorating market conditions in the third quarter, Paragon engaged in a proactive evaluation of our fleet value,” said Randall D. Stilley, President and Chief Executive Officer. “We concluded that the current values of our drillships in Brazil and our FPSO are higher than the current market values for similar units. Note that the impairment does not affect our outlook for the Brazilian market, which will continue to be important for Paragon. We remain committed to serving Petrobras and we are actively seeking to secure extensions for our rigs operating there.”

Mr. Stilley continued, “I am proud that Paragon delivered some very strong operating results in our first quarter as an independent company. Despite rapidly evolving market conditions, we have managed the transition well, added new contracts for our rigs, controlled costs, and improved the balance sheet. In short, we are executing the strategy we laid out to deliver long-term shareholder value.”

Total revenues for the third quarter of 2014 were $505 million compared to $479 million in the second quarter of 2014. Total revenues for the third quarter and second quarter of 2014 include $16 million and $42 million, respectively, for rigs retained or sold by Noble. Excluding the revenues for the rigs retained by Noble, total revenues for the third quarter of 2014 were $489 and $437 million for the second quarter. Paragon reported utilization for its marketed rig fleet, which excludes two cold stacked floaters and one cold stacked jackup, as 82 percent for the third quarter of 2014, which was flat compared to the second quarter of 2014. Average daily revenues increased two percent in the third quarter to $151,000 per rig compared to the previous quarter average of $148,000 per rig. Contract drilling operating costs decreased two percent in the third quarter to $217 million compared to $222 million in the second quarter of 2014.

Net cash from operating activities was $160 million in the third quarter of 2014 as compared to $206 million for the second quarter of the year. Capital expenditures in the third quarter totalled $72 million, bringing the total for the nine months ended September 30, 2014 to $182 million. Liquidity, defined as cash and cash equivalents plus availability under the company’s revolving credit facility, totalled $873 million at September 30, 2014.

Operating Highlights

Paragon’s total contract backlog at September 30, 2014 was an estimated $2.0 billion compared to $2.3 billion at June 30, 2014.

Utilization of Paragon’s marketed floating rig fleet was 100 percent in the third quarter of 2014 and in the second quarter of 2014. Average daily revenues for Paragon’s floating rig fleet were $291,000 per rig in the third quarter of 2014, an improvement of approximately three percent compared to $283,000 per rig in the second quarter of 2014.

Third quarter 2014 utilization of Paragon’s marketed jackup rig fleet was 79 percent, a slight increase from the 78 percent utilization achieved during the second quarter of 2014. Average daily revenues for Paragon’s jackup fleet during the third quarter improved by approximately three percent to $117,000 per rig from $113,000 per rig during the second quarter of 2014.

At the end of the third quarter of 2014, 80 percent of Paragon’s available rig operating days for both floater and jackup units were committed for the remainder of 2014. For 2015, an estimated 45 percent of the available rig operating days are committed, including 66 percent and 41 percent of the floating and jackup rig days, respectively. The calculations for committed operating days exclude available days related to two floating units, one jackup and the FPSO that are currently cold stacked.

Outlook

During the quarter, Paragon added approximately $162 million in backlog related primarily to contract extensions in the North Sea, Mexico, and West Africa. In the North Sea, the Paragon C461 received a contract extension from early March 2015 to mid-November 2015 at a dayrate of $170,000 and the Paragon C462 received a contract extension from mid-January 2015 to late December 2015 at a dayrate of $167,000. In Mexico, the Paragon L781 received a contract extension from mid-July 2014 to early February 2015 at a dayrate of $82,000. Paragon also reported two more contract extensions in Mexico for the Paragon M821 and M823 that were extended from late August 2014 and early September 2014 respectively to late March 2015 at their respective dayrates of $69,000 and $85,000. In West Africa, the Paragon L783 received a contract extension from mid-October 2014 to early December 2014 at a dayrate of $145,000.

In addition, Paragon announced today three new contracts in India for the Paragon M1161, Paragon L786 and Paragon L1112, which have contract lengths of three years each with respective net dayrates of $62,000, $53,000 and $62,000. The contracts for the Paragon M1161 and Paragon L786 are expected to start in early 2015 following rig preparation and mobilization to India while the Paragon L1112 is expected to begin its contract later in the year. Paragon operates in India through a modified bareboat charter agreement whereby our partner receives a portion of the gross revenue with respect to these contracts.

Mr. Stilley concluded, “We have entered an environment with falling commodity prices, where customers are increasingly focused on maximizing their return on capital. We believe this will create additional opportunities for our fleet of well-maintained and safely operated rigs. We are aggressively pursuing those opportunities and we are committed to maintain our status as a low cost provider.”

About Paragon Offshore

Paragon is a global provider of standard specification offshore drilling rigs. Paragon’s drilling fleet consists solely of standard specification rigs and includes 34 jackups and eight floaters (five drillships and three semisubmersibles). Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.

Forward-Looking Disclosure Statement

This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, contract commitments, dayrates, contract commencements, contract extensions or renewals, industry fundamentals, customer relationships and requirements, strategic initiatives, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the operation of Paragon as a separate, publicly traded company, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s registration statement on Form 10 as filed with the SEC on July 14, 2014, in Paragon’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call

Paragon also scheduled a teleconference and webcast related to its third quarter 2014 results on Tuesday, November 11, 2014, at 8:00 a.m. U.S. Central Standard Time. The teleconference can be accessed from the U.S. and Canada by dialling 1-855-307-2986, or internationally by dialling 1-508-938-6940, and using access code: 20077331. Interested parties may also listen to the webcast through a link posted on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.

A telephonic replay of the conference call will be available on Tuesday, November 11, 2014, beginning at approximately 12:00 p.m. U.S. Central Standard Time, through Tuesday, November 25, 2014, ending at approximately 11:00 p.m. U.S. Central Standard Time. The phone number for the conference call replay is 1-855-859-2056 or, for calls from outside of the U.S., 1-404-537-3406, using access code: 20077331. A replay of the conference call will also be available on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.

For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

PARAGON OFFSHORE PLC

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues
Contract drilling services	$456,174	$468,348	$1,410,471	$1,345,967
Reimbursables	40,481	12,840	63,374	36,486
Labor contract drilling services	8,562	8,466	24,919	26,150
Other	5	28	5	94

	505,222	489,682	1,498,769	1,408,697

Operating costs and expenses
Contract drilling services	217,378	219,022	666,158	670,146
Reimbursables	35,592	9,588	51,442	27,185
Labor contract drilling services	6,593	6,110	19,029	17,856
Depreciation and amortization	108,027	105,445	331,147	306,046
General and administrative	12,037	16,911	37,965	47,914
Loss on impairment	928,947	3,585	928,947	3,585
Gain on disposal of assets, net	—	(35,646)	—	(35,646)
Gain on contract settlements/extinguishments, net	—	(22,573)	—	(24,373)
Gain on repurchase of long-term debt	(6,931)	—	(6,931)	—

	1,301,643	302,442	2,027,757	1,012,713

Operating income (loss)	(796,421)	187,240	(528,988)	395,984

Other income (expense)
Interest expense, net of amount capitalized	(22,453)	(1,318)	(28,725)	(3,553)
Interest income and other, net	340	1,237	865	1,461

Income (loss) before income taxes	(818,534)	187,159	(556,848)	393,892
Income tax provision	(75,682)	(29,524)	(117,757)	(71,142)

Net income (loss)	$(894,216)	$157,635	$(674,605)	$322,750

Earnings per share
Basic and diluted	$(10.14)	$1.80	$(7.68)	$3.68

PARAGON OFFSHORE PLC

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$81,908	$36,581
Accounts receivable	441,875	356,241
Prepaid and other current assets	119,782	51,182

Total current assets	643,565	444,004

Property and equipment, net	2,033,635	3,459,684

Other assets	103,092	79,111

Total assets	$2,780,292	$3,982,799

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$6,500	$—
Accounts payable	147,352	124,442
Accrued payroll and related costs	66,753	60,738
Other current liabilities	215,111	41,374

Total current liabilities	435,716	226,554

Long-term debt	1,670,087	1,561,141
Deferred income taxes	79,482	101,703
Other liabilities	120,110	88,068

Total liabilities	2,305,395	1,977,466

Total shareholders’ equity	474,897	2,005,333

Total liabilities and equity	$2,780,292	$3,982,799

PARAGON OFFSHORE PLC

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities
Net income	$(674,605)	$322,750
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	331,147	306,046
Loss on impairment	928,947	3,585
Gain on disposal of assets, net	—	(35,646)
Gain on repurchase of Senior Notes	(6,931)	—
Other changes in operating activities	(12,456)	(9,221)

Net cash from operating activities	566,102	587,514

Cash flows from investing activities
Capital expenditures	(182,351)	(283,290)
Proceeds from sale of assets	6,570	61,000
Change in accrued capital expenditures	(3,000)	(17,313)

Net cash from investing activities	(178,781)	(239,603)

Cash flows from financing activities
Net change in borrowings outstanding on bank credit facilities	707,472	973,055
Proceeds from issuance of Senior Notes and Term Loan Facility	1,710,550	—
Repurchase of Senior Notes	(42,468)	—
Net transfers to parent	(2,698,295)	(1,333,416)
Debt issuance costs	(19,253)	(2,432)

Net cash from financing activities	(341,994)	(362,793)

Net change in cash and cash equivalents	45,327	(14,882)
Cash and cash equivalents, beginning of period	36,581	70,538

Cash and cash equivalents, end of period	$81,908	$55,656

PARAGON OFFSHORE PLC

OPERATIONAL INFORMATION

(In thousands, except operating statistics)

(Unaudited)

	As Reported			Rigs Retained or Sold by Noble			As Adjusted
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30,		June 30,	September 30,		June 30,	September 30,		June 30,
	2014	2013	2014	2014	2013	2014	2014	2013	2014
Rig fleet operating statistics (1)(2)
Jackups:
Average Rig Utilization	77%	93%	76%	50%	100%	50%	77%	93%	78%
Marketed Utilization (3)	79%	96%	78%	50%	100%	50%	80%	96%	80%
Operating Days	2,447	3,096	2,492	31	184	91	2,416	2,912	2,401
Average Dayrate	$116,967	$105,413	$113,125	$98,194	$96,614	$98,625	$117,208	$105,969	$113,675

Floaters:
Average Rig Utilization	76%	67%	78%	100%	100%	100%	75%	63%	75%
Marketed Utilization (3)	100%	86%	100%	100%	100%	100%	100%	83%	100%
Operating Days	583	552	637	31	92	91	552	460	546
Average Dayrate	$291,498	$257,210	$283,221	$414,839	$354,596	$355,174	$284,571	$237,733	$271,229

Total:
Average Rig Utilization	77%	84%	76%	67%	60%	67%	77%	87%	77%
Marketed Utilization (3)	82%	90%	82%	67%	60%	67%	83%	94%	83%
Operating Days	3,030	3,648	3,129	62	276	182	2,968	3,372	2,947
Average Dayrate	$150,548	$128,381	$147,752	$256,516	$182,605	$226,901	$148,334	$123,943	$142,865

(1)	We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.
(2)	Excludes the Paragon FPSO1.
(3)	Excludes the impact of Paragon cold-stacked rigs.

PARAGON OFFSHORE PLC

CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE

(In thousands, except per share amounts)

(Unaudited)

The following table sets forth the computation of basic and diluted net income and earnings per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Allocation of net income
Basic and Diluted
Net income	$(894,216)	$157,635	$(674,605)	$322,750
Earnings allocated to unvested share-based payment awards	35,181	(5,307)	24,004	(10,867)

Net income to ordinary shareholders - basic and diluted	$(859,035)	$152,328	$(650,601)	$311,883

Weighted average number of shares outstanding - basic and diluted	84,753	84,753	84,753	84,753

Weighted average unvested share-based payment awards	3,471	2,953	3,127	2,953

Earnings per share
Basic and Diluted	$(10.14)	$1.80	$(7.68)	$3.68

PARAGON OFFSHORE PLC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

The following table sets forth the reconciliation of adjusted net income (non-GAAP) to net income:

Three Months
Ended
September 30,
2014

Net income (loss)	$(894,216)
Less:
Gain on repurchase of long-term debt	(6,931)
Add:
Loss on impairment	928,947
Tax impact of loss on impairment	24,079

Adjusted net income	$51,879

Allocation of adjusted net income
Basic and Diluted
Adjusted net income	$51,879
Earnings allocated to unvested share-based payment awards	(2,041)

Adjusted net income to ordinary shareholders - basic and diluted	$49,838

Weighted average number of shares outstanding - basic and diluted	84,753

Weighted average unvested share-based payment awards	3,471

Adjusted earnings per share
Basic and Diluted	$0.59

PARAGON OFFSHORE PLC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)

(In thousands, except operating statistics)

(Unaudited)

	As Reported			Rigs Retained or Sold by Noble			As Adjusted
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30,		June 30,	September 30,		June 30,	September 30,		June 30,
	2014	2013	2014	2014	2013	2014	2014	2013	2014
Operating revenues
Contract drilling services	$456,174	$468,348	$462,334	$15,904	$50,399	$41,296	$440,270	$417,949	$421,038
Labor contract drilling services	8,562	8,466	8,146	—	—	—	8,562	8,466	8,146
Reimbursables and other	40,486	12,868	8,477	327	917	1,078	40,159	11,951	7,399

	505,222	489,682	478,957	16,231	51,316	42,374	488,991	438,366	436,583

Operating costs and expenses
Contract drilling services	217,378	219,022	222,317	5,701	18,813	16,972	211,677	200,209	205,345
Labor contract drilling services	6,593	6,110	6,223	—	—	—	6,593	6,110	6,223
Reimbursables	35,592	9,588	5,224	158	729	497	35,434	8,859	4,727
Depreciation and amortization	108,027	105,445	112,536	3,877	11,727	11,255	104,150	93,718	101,281
General and administrative	12,037	16,911	12,683	536	1,781	901	11,501	15,130	11,782
Loss on impairment	928,947	3,585	—	—	3,585	—	928,947	—	—
Gain on disposal of assets, net	—	(35,646)	—	—	(35,646)	—	—	—	—
Gain on contract settlements/extinguishments, net	—	(22,573)	—	—	—	—	—	(22,573)	—
Gain on repurchase of long-term debt	(6,931)	—	—	—	—	—	(6,931)	—	—

	1,301,643	302,442	358,983	10,272	989	29,625	1,291,371	301,453	329,358

Operating income	(796,421)	187,240	119,974	5,959	50,327	12,749	(802,380)	136,913	107,225

Other income (expense)
Interest expense, net of amount capitalized	(22,453)	(1,318)	(2,972)	n/a	n/a	n/a	(22,453)	(1,318)	(2,972)
Interest income and other, net	340	1,237	338	n/a	n/a	n/a	340	1,237	338

Income (loss) before income taxes	(818,534)	187,159	117,340	5,959	50,327	12,749	(824,493)	136,832	104,591
Income tax provision	(75,682)	(29,524)	(22,292)	n/a	n/a	n/a	(75,682)	(29,524)	(22,292)

Net income (loss)	$(894,216)	$157,635	$95,048	$5,959	$50,327	$12,749	$(900,175)	$107,308	$82,299

Add:
Income tax provision							75,682	29,524	22,292
Interest expense, net of amount capitalized							22,453	1,318	2,972
Loss on impairment							928,947	—	—
Depreciation and amortization							104,150	93,718	101,281
Less:
Gain on repurchase of long-term debt							(6,931)	—	—
Interest income and other, net							(340)	(1,237)	(338)

EBITDA							$223,786	$230,631	$208,506